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                                                                       EXHIBIT 5

______, 1995



State Financial Services Corporation
10708 West Janesville Road
Hales Corners, WI 53130

Gentlemen:       Re:      Registration Statement on Form S-4

         We have acted as counsel to State Financial Services Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to the issuance of up to 240,000 shares of the Company's common stock (the "Common Stock") and up to $3,322,075 of the Company's Installment Notes (the "Notes") to certain shareholders of Waterford Bancshares, Inc., a Wisconsin corporation ("Waterford") in connection with the merger of Waterford with and into a wholly-owned subsidiary of the Company.

         In such capacity, we have examined, among other documents, the Registration Statement, the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws and certain records of the Company's corporate proceedings as reflected in its minute books. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed. Based upon the foregoing, and upon such further examination as we have deemed relevant and necessary, we are of the opinion that:


         The Common Stock and Notes, when issued by the Company as described in the Registration Statement, will be validly issued, fully paid and nonassessable under the laws of the State of Wisconsin (provided, however, that shareholders of the Company may be personally liable for certain wage claims of employees as provided by section 180.0622(2)(b) of the Wisconsin Business Corporation Law). The Notes are the legal, valid and binding obligations of the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in affect relating to creditors rights generally.

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State Financial Services Corporation
July 5, 1995
Page 2



         The opinions herein are limited to the law of the State of Wisconsin and the federal law of the United States.


         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                        Yours very truly,

                                        REINHART, BOERNER, VAN DEUREN,
                                          NORRIS & RIESELBACH, s.c.

                                        BY

                                                 James M. Bedore

188361DRK:DMK